UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2020

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, VA	20166-6691 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (703) 467-1800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
7.35% Collateral Trust Bonds, due 2026	NRUC 26	New York Stock Exchange
5.50% Subordinated Notes, due 2064	NRUC	New York Stock Exchange

Item 8.01	Other Events.

On September 1, 2020, notice was provided to investors that National Rural Utilities Cooperative Finance Corporation will redeem all $350 million of its 2.30 percent Collateral Trust Bonds due November 1, 2020 (“Collateral Trust Bonds”) on October 1, 2020. The Collateral Trust Bonds are identified by CUSIP number 637432NF8. The Collateral Trust Bonds will be redeemed at par plus accrued interest. The principal and accrued interest at the redemption date will be paid with a combination of cash on hand and other sources of liquidity including the issuance of short-term debt.

Certain comments made in this Form 8-K are forward-looking. Such statements are based on certain assumptions regarding future business and financial performance, describe our future plans, strategies and expectations and are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” “expects” and similar expressions. Although we believe that the expectations reflected in such statements are based on reasonable assumptions, actual results and performance could materially differ. Information regarding the factors which could cause actual results to materially differ is included in our annual and quarterly reports previously filed with the SEC. Except as required by law, we undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date on which the statement is made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

By:	/s/ J. Andrew Don
J. Andrew Don
Senior Vice President and Chief Financial Officer

Dated: September 1, 2020